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                                                                    Exhibit 10.1
                                                                  EXECUTION COPY

          CREDIT AGREEMENT (this "Agreement"), dated as of February 4, 2003 by and among TPG-MD INVESTMENT, LLC, a Delaware limited liability company (the "Lender"), J. CREW OPERATING CORP., a Delaware corporation (the "Borrower"), J. CREW GROUP, INC. (the "Parent") and each of GRACE HOLMES INC., a Delaware corporation doing business as J. Crew Retail, H.F.D. NO. 55, INC., a Delaware corporation doing business as J. Crew Factory, J. CREW, INC., a New Jersey corporation, and J. CREW INTERNATIONAL, INC., a Delaware corporation, as guarantors (each a "Guarantor") and together with any subsidiary that executes a Note Guarantee (the "Guarantors").

          WHEREAS, the Borrower seeks to borrow an amount in United States dollars it deems necessary to pursue its business purposes and the Lender is willing to lend such amount to the Borrower, subject to the terms and conditions set forth below; and

          WHEREAS, in consideration for the Lender's willingness to lend such amount to the Borrower, subject to the terms and conditions set forth below, the Parent is willing to provide the Lender with the right to exchange the loans into shares of common stock of the Parent, par value $0.01 per share, subject to the terms and conditions set forth below.

          NOW, THEREFORE, the Lender, the Borrower and the Parent hereby agree as follows:

                                    ARTICLE I

                                    THE LOANS

          SECTION 1.01. The Loans. Subject to the terms and conditions of this Agreement, the Lender agrees to make (a) a Tranche A loan (the "Tranche A Loan") to the Borrower on the first Business Day following the first date on which each of the conditions set forth in Section 4.01 has been satisfied (the "Funding Date") in an aggregate principal amount of $10,000,000.00 (the "Tranche A Loan Principal Amount") and (b) a Tranche B loan (the "Tranche B Loan" and, together with the Tranche A Loan, the "Loans") to the Borrower on the Funding Date in an aggregate principal amount of $10,000,000.00 (the "Tranche B Loan Principal Amount" and, together with the Tranche A Loan Principal Amount, the "Principal Amount").

          SECTION 1.02. The Notes. The obligation of the Borrower to repay the Tranche A Loan shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (the "Tranche A Note"), payable to the order of the Lender. The obligation of the Borrower to repay the Tranche B Loan shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B (the "Tranche B Note" and, together with the Tranche A Note, the "Notes"), payable to the order of the Lender. The Notes shall be dated the Funding Date and shall mature on the Maturity Date (as hereinafter defined). Each of the Tranche A Note and the Tranche B Note shall have an executed Note Guarantee from the Guarantors substantially in the form of Exhibit C (the "Note Guarantee") attached thereto. The Principal Amount of the Loans, the Funding Date, the payment of principal with respect thereto, and the unpaid interest accrued on the Loans, shall be determined from the records of the Lender, which records shall be presumptively conclusive as to the accuracy of such information.

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          SECTION 1.03.  Procedure for the Loans. The Principal Amount of the
Loans shall be made available to the Borrower in immediately available funds on the Funding Date to an account designated by the Borrower.

          SECTION 1.04.  Method of Payment.

          (a) The payment or prepayment by the Borrower of the principal amount of and unpaid interest accrued on the Loans shall be made to the Lender in lawful money of the United States and in immediately available funds, to an account designated by the Lender.

          (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of the Loans to be made in the next succeeding calendar month, such payment shall be made on the next preceding Business Day.

          SECTION 1.05. Interest. The Loans shall bear interest on the Principal Amount thereof at a fixed rate per annum equal 5.0% (the "Interest Rate").

          SECTION 1.06. Capitalization of Interest. Interest on the Loans shall be payable semi-annually in arrears on each January 31 and July 31 (each, an "Interest Payment Date"), commencing on July 31, 2003. Interest payable on the Loans on any Interest Payment Date, shall compound and be capitalized and added to the principal amount of the Loans on each Interest Payment Date, until the principal amount of the Loans has been repaid or prepaid, and shall be due and payable on the date of repayment or prepayment, as applicable, of the unpaid principal amount of the Loans. For the avoidance of doubt, the compounding and capitalization of interest as aforesaid shall not constitute a default for purposes of Section 5.01(a) until such interest shall fail to be paid on the date of such repayment or prepayment, as applicable.

          SECTION 1.07. Computation of Interest. Interest on the Loans shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

          SECTION 1.08. Post Maturity Interest. After the Maturity Date or the date on which a Loan shall otherwise become due and payable, such Loan shall bear interest, payable on demand, at a rate per annum (on the basis of a 365-day year for the actual number of days elapsed) equal to the sum of (a) the Interest Rate and (b) 2.0%.

          SECTION 1.09. Illegality. If the Lender determines at any time that any law or regulation or any change therein or in the interpretation or application thereof makes or will make it unlawful for the Lender to maintain the Loans or to claim or receive any amount payable to it hereunder, the Lender shall give notice of such determination to the Borrower, whereupon the obligations of the Lender hereunder shall terminate. In such event, the Borrower shall prepay the Loans by paying the outstanding principal amount of and unpaid interest accrued on the Notes within five Business Days after the date such notice is given (or on such earlier date as the Lender determines is necessary in order to enable it to comply with such law or regulation or change).

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          SECTION 1.10.  Withholding or Deduction; Gross-Up.

          (a) Each payment by the Borrower under this Agreement or under the Notes shall, except as required by law, be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority (collectively, "Taxes") from or through which the Borrower makes payment hereunder. If any Taxes are required to be withheld or deducted from any such payment, the Borrower shall pay such additional amounts as may be necessary to ensure that the net amount actually received by the Lender after such withholding or deduction is equal to the amount that the Lender would have received had no such withholding or deduction been required, provided, however, that no such additional amounts shall be payable in respect of any Taxes imposed on the net income of the Lender and franchise taxes imposed on the Lender by the jurisdiction under the laws of which the Lender is organized or has its principal place of business.

          (b) The Borrower shall pay all Taxes referred to in Section 1.10(a) before penalties are payable or interest accrues thereon, but if any such penalties are payable or interest accrues, the Borrower shall make payment thereof when due to the appropriate governmental authority within 30 days after each such payment of Taxes, and the Borrower shall deliver to the Lender an official receipt or a certified copy thereof evidencing such payment.

          (c) The Lender agrees to comply with any certification, identification, information, documentation or other reporting requirement if (i) such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Taxes for which Borrower is required to pay additional amounts pursuant to Section 1.10(a) and (ii) at least 30 days prior to the first payment date with respect to which the Borrower shall apply this paragraph (c), the Borrower shall have notified the Lender that the Lender will be required to comply with such requirement, provided, however, that the exclusion set forth in this paragraph (c) shall not apply in respect of any certification, identification, information, documentation or other reporting requirement if such requirement would be materially more onerous, in form, in procedure or in the substance of information disclosed, to the Lender than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8BEN and W-9).

          (d) The Borrower shall pay any present or future stamp, transfer or documentary taxes or any other excise or property taxes, charges or similar levies, and any penalties, additions to tax or interest due with respect thereto, that may be imposed by any jurisdiction in connection with the execution, delivery or registration of this Agreement and the Notes or the filing, registration, recording or perfection of any security interest contemplated by this Agreement and the Notes.

          (e) If the Lender pays any Taxes or other amounts that the Borrower is required to pay pursuant to this Section 1.10, Borrower shall indemnify it on demand in full in the currency in which such Taxes or other amounts are paid together with interest thereon from and including the date of payment to but excluding the date of reimbursement at a rate per annum determined in accordance with Section 1.08.

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          SECTION 1.11.  Increased Costs. The Borrower shall pay to the Lender on demand the amount the Lender reasonably determines to be necessary to compensate it fully for all costs incurred and reductions in amounts received or receivable that are attributable to the Loans made hereunder or the performance by the Lender of its obligations under this Agreement and that occur by reason of the adoption of, or any change in, any law, regulation or treaty or in the application or interpretation thereof or compliance by the Lender with any direction, requirement or request of any governmental authority, including, without limitation, any such cost or reduction resulting from the imposition, amendment or change in the application or basis of any Taxes other than (a) any Taxes referred to in Section 1.10 or (ii) any Taxes imposed on or measured by the net income of the Lender and imposed by the jurisdiction in which the Lender's principal office is situated.

          SECTION 1.12. Register. The Borrower shall maintain a register where the Notes are registered as to both the principal and any stated interest on the Notes and such principal and stated interest shall be paid only to the registered holders of the Notes. The transfer of the Notes may be effected only by the surrender of the Notes to the Borrower and either the reissuance by the Borrower of the Notes to the new holder or the issuance by the Borrower of a new Note to the new holder.

                                   ARTICLE II

                                   PREPAYMENTS

          SECTION 2.01.  Prepayment at the Lender's Option.

          (a) Upon the occurrence of the Termination Event and subject to the EBITDA (as defined in the Congress Loan and Security Agreement) of Parent and its subsidiaries for the immediately preceding twelve (12) consecutive month period (treated as a single accounting period) ending on the last day of the most recent month prior to the Date of Termination (as defined in the Services Agreement) being not less than the amount set forth in Schedule 2.01 hereto with respect to such period then ending, the Lender shall have the right to require the Borrower to prepay the Tranche B Loan, in whole but not in part, without premium or penalty.

          (b) In the event the Lender elects to exercise such right, the Lender shall deliver written notice to the Borrower not less than five Business Days prior to the first Prepayment Date occurring after the date of such notice. The Borrower shall prepay the principal of and interest on the Tranche B Loan on such Prepayment Date; provided that, on such Prepayment Date, (i) the Borrower has, immediately prior to making such prepayment, Excess Availability (as defined in the Congress Loan and Security Agreement) of not less than $30.0 million and (ii) after giving effect to such prepayment, there shall exist no default or event of default under any agreement, contract, instrument, indenture or mortgage of the Borrower or the Parent, including, without limitation, the Congress Loan and Security Agreement and the Senior Subordinated Notes Indenture.

          (c) In the event that the conditions specified in clauses (i) and (ii) of Section 2.01(b) above have not been satisfied, the principal of and interest on the Tranche B Loan shall be due and payable on the first Prepayment Date immediately following the date on which the

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conditions specified in clauses (i) and (ii) of Section 2.01(b) above have been satisfied (but in no event later than the Maturity Date); provided that, if (A) the condition in clause (i) of Section 2.01(b) above is satisfied and (B) a portion of the principal of and interest on the Tranche B Loan could be paid on the Prepayment Date set forth in the Lender's written notice to the Borrower without causing the condition in clause (ii) of Section 2.01(b) not to be satisfied, then (x) the maximum amount of such portion (but only if such maximum amount is equal to or greater than $1.0 million) shall be due and payable on the Prepayment Date set forth in such written notice and (y) the unpaid amount of the Tranche B Loan shall become due and payable as provided in this Section 2.01(c), except that the $30.0 million of Excess Availability required pursuant to clause (i) of Section 2.01(b) above shall be reduced by the amount of any prepayment made by the Borrower to the Lender pursuant to clause (x) of this
Section 2.01(c).

          SECTION 2.02.  Mandatory Prepayments.

          (a) Upon the occurrence of a Change of Control (as defined in the Senior Subordinated Notes Indenture), the Borrower shall prepay the Loans, in whole but not in part, without premium or penalty. As promptly as practicable following any Change of Control, the Borrower shall deliver written notice to the Lender describing the transaction or transactions that constitute the Change of Control and specifying the date of prepayment, which date shall be no earlier than 30 days and no later than 60 days from the date of such notice. The principal amount of the Loans shall be due and payable on the date specified in such notice, together with interest accrued thereon to such date.

          (b) Upon the consummation of an IPO, the Borrower shall prepay the Loans, in whole but not in part, without premium or penalty. As promptly as practicable following any IPO, the Borrower shall deliver written notice to the Lender setting forth the date of consummation of such IPO and the date of prepayment, which date shall be no earlier than 30 days and no later than 60 days from the date of the consummation of such IPO. The principal amount of the Loans shall be due and payable on the date specified in such notice, together with interest accrued thereon to such date, provided that, on the date of such payment, the Borrower has, immediately prior to giving effect thereto, Excess Availability of not less than $30.0 million.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01.  Representations and Warranties.

          (a) The Borrower, the Parent and the Guarantors makes to the Lender as of the date hereof and the Funding Date the representations and warranties of the Borrower, the Parent and the Guarantors contained in Section 8 (other than Section 8.14(d)) of the Congress Loan and Security Agreement. The terms of
Section 8 (other than Section 8.14(d)) of the Congress Loan and Security Agreement are incorporated herein by reference (including the definitions of the terms used in such Article).

          (b) Each of the Borrower and the Guarantors severally represents and warrants to the Lender as of the date hereof and the Funding Date that such Borrower or Guarantor, as the

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case maybe, is Solvent (as defined in the Congress Loan and the Security
Agreement) and will continue to be Solvent after the creation of the obligations hereunder and the Notes.

                                   ARTICLE IV

                              CONDITIONS TO FUNDING

          SECTION 4.01. Conditions to Funding. The obligation of the Lender to make the Loans is subject to:

          (a) The Lender having received the Tranche A Note duly executed and delivered by the Borrower with a duly executed Note Guarantee attached thereto.

          (b) The Lender having received the Tranche B Note duly executed and delivered by the Borrower with a duly executed Note Guarantee attached thereto.

          (c) The Boards of Directors of Operating and Parent having received an opinion or opinions in form and substance satisfactory to such Boards as to the fairness to the holders of the Subordinated Senior Notes, the holders of the Senior Discount Debentures and the shareholders (other than TPG) of Operating and Parent of the transactions contemplated by this Agreement and the Notes from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing reasonably satisfactory to such Boards.

          (d) The execution of an intercreditor agreement between the Lender and the Agent (as defined in the Congress Loan and Security Agreement) pursuant to
Section 9.09(i) of the Congress Loan and Security Agreement.

          (e) There existing no Default or Event of Default (each as defined in the Congress Loan and Security Agreement) under the Congress Loan and Security Agreement.

          (f) Each of the representations and warranties set forth in Section
3.01 being true and correct as of the date of this Agreement and as of the Funding Date.

                                    ARTICLE V

                 EVENTS OF DEFAULT; ABSENCE OF RIGHT TO SET-OFF

          SECTION 5.01. Events of Default. If any one or more of the following events (each, an "Event of Default") shall have occurred and be continuing:

          (a) if default shall be made in the due and punctual payment of the principal amount of or the interest on the Notes, when and as the same shall become due and payable, whether on the applicable Interest Payment Date, the Maturity Date, by acceleration, by notice of prepayment or otherwise, and such default shall have continued for three Business Days;

          (b) if any representation or warranty made by the Borrower, the Parent or any Guarantor in this Agreement shall prove to have been false or misleading in any material respect on the date as of which made;

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          (c) if an involuntary case or other proceeding shall be commenced against the Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable Federal or State bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar law now or hereafter in effect or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed, or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect, in any such event, for a period of 60 days;

          (d) if the Borrower or any Guarantor shall commence a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or shall consent to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or if it shall file a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, or shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action;

          (e) if the Borrower or any Guarantor shall default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for borrowed money by the Borrower or such Guarantor whether such indebtedness now exists or is created after the date hereof, which default (A) is caused by a failure to pay principal of such Indebtedness after giving effect to any grace period provided in such Indebtedness (a "Payment Default") or (B) results in the acceleration of such Indebtedness prior to its stated maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20 million or more; or

          (f) if the Borrower, Parent or any Guarantor shall fail to observe any of its respective covenants or agreements set forth herein or under any of the Notes or the Note Guarantees, as applicable (in each case, other than those described in paragraphs (a) or (b) of this Section 5.01), and such failure shall continue unremedied for five Business Days following receipt of written notice from the Lender of such failure;

then and in any such event the Lender may at its option, exercised by written notice given at any time (unless all Events of Default shall theretofore have been remedied) to the Borrower declare the Notes to be due and payable, whereupon the same shall mature and become payable, together with interest accrued thereon, without the necessity of any presentment, demand, protest or further notice, all of which are hereby waived by the Borrower; provided that upon the happening of any event specified in paragraph (c) or (d) above, all amounts owing hereunder and

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under the Notes shall automatically become immediately due and payable, all without declaration or any notice to the Borrower.

          SECTION 5.02. Absence of Right to Set-off. The Borrower hereby waives, and agrees that it will not seek to avoid payment of the Notes in whole or in part by exercising, any right of set-off it may assert or possess whether created by contract, statute or otherwise.

                                   ARTICLE VI

                                  SUBORDINATION

          SECTION 6.01. Subordination. The Borrower agrees that the payment of the Loans evidenced by the Notes is subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in the Senior Subordinated Indenture), whether outstanding on the date hereof or hereafter incurred, assumed or guaranteed, on the same terms and to the same extent as the Borrower's 10 3/8% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") and ranks and will rank at all times pari passu with the Senior Subordinated Notes.

                                   ARTICLE VII

                                 EXCHANGE RIGHT

          SECTION 7.01.  Exchange Right.

          (a) The Lender will have the right to exchange (the "Exchange Right") the Loans into the shares of common stock of Parent, par value $0.01 per share ("Common Stock"), on any Business Day (the "Exercise Date") during the period commencing the Funding Date and ending one Business Day immediately preceding to the Maturity Date (the "Exercise Period"). The Lender may exercise the Exchange Right with respect to the Tranche A Loan and the Tranche B Loan separately; provided, however, if the Lender elects to exercise the Exchange Right with respect to the Tranche A Loan or the Tranche B Loan, as the case may be, the Lender must exercise the Exchange Right with respect to the entire principal amount thereof and the unpaid interest accrued thereon.

          (b) Upon the exercise of the Exchange Right, the number of shares of Common Stock to be issued to the Lender will be determined by dividing the aggregate principal amount of and the unpaid interest accrued on the Tranche A Note and/or the Tranche B Note as of the Exercise Date divided by $6.82 (the "Exercise Price"), rounding the resulting number down to the nearest whole number of shares of the Common Stock. The Exercise Price is subject to adjustment pursuant to the provisions of Section 7.02, in which case, the "Exercise Price" shall be the Exercise Price so adjusted.

          (c) In order to exercise the Exchange Right, the Lender shall deliver written notice to the Parent setting forth the aggregate principal amount of and the unpaid interest accrued on the Tranche A Note and/or the Tranche B Note as of the Exercise Date, the Exercise Price and the number of shares of Common Stock to be issued by the Parent upon the exercise of the Exchange Right, together with the Tranche A Note and/or the Tranche B Note, or, in lieu

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thereof, a lost Note affidavit together with an indemnity against third party claims reasonably satisfactory to Parent.

          (d) Upon receipt of such notice and the Tranche A Note and/or the Tranche B Note (or, if applicable, a lost Note affidavit and indemnity as described in Section 7.01(c)), the Parent shall deliver to the Lender the share certificates evidencing such number of shares of the Common Stock relating to the exercise of the Exchange Right, in accordance to the delivery instruction of the Lender.

          (e) Unless exercised during the Exercise Period, the Exchange Right shall automatically expire and be void on the Maturity Date, and all rights of the Lender under this Agreement with respect thereto shall cease.

          SECTION 7.02.  Adjustment of Exercise Price.

          The Exercise Price will be subject to adjustment upon the occurrence of the following events:

          (a) If the Parent declares a dividend or makes a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), then the Exercise Price in effect at the opening of business on the date following the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution (the "Record Date") shall be reduced by multiplying such Exercise Price by a fraction, the numerator which will be the number of shares of Common Stock outstanding at the close of business on the Record Date and the denominator of which will be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Record Date and (y) the total number of shares constituting such dividend or other distribution.

          (b) If the Parent (x) subdivides shares of the Common Stock into a greater number of shares, (y) combines its outstanding Common Stock into a smaller number of shares or (z) issues by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Parent is the continuing corporation) other securities of the Parent; then the Exercise Price in effect immediately prior to the date on which such corporate action becomes effective will be increased or decreased (as the case may be) to a price obtained by multiplying such Exercise Price by a fraction, the numerator of which will be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the date of, and immediately prior to, the date on which such corporate action becomes effective, and the denominator of which will be the number of shares of Common Stock outstanding (exclusive of any treasury shares) immediately after the date on which such corporate action becomes effective.

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                                  ARTICLE VIII

                                 NOTE GUARANTEES

          SECTION 8.01. Note Guarantees. Subject to Section 8.04, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Lender and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the Notes and the obligations of the Borrower hereunder and thereunder, that: (a) the principal of and the interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on any interest, if any, on the Notes, and all other payment obligations of the Borrower to the Lender hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise. An Event of Default under this Agreement or the Notes shall constitute an event of default under the Note Guarantees, and shall entitle the Lender to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Borrower. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by the Lender with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. The parties agree that the Note Guarantees are guarantees of payment and not of collection. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest, notice and all demands whatsoever and covenants that the Note Guarantees will not be discharged except by complete performance of the obligations contained in the Notes and this Agreement. If the Lender is required by any court or otherwise to return to the Borrower, the Guarantors, or liquidator or other similar official acting in relation to either the Borrower or the Guarantors, any amount paid to the Lender, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Lender in respect of any obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Lender, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article V, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Lender under the Note Guarantees.

          SECTION 8.02. Guarantors May Consolidate, Etc. on Certain Terms. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless, subject to the provisions of the following paragraph, (a) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental agreement in form and substance reasonably satisfactory to the Lender, under this Agreement and the Note Guarantees; and (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

          SECTION 8.03. Release Following Sale of Assets, Merger, Sale of Capital Stock Etc. In the event (a) of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, or (b) that the Borrower designates a Guarantor to be an Unrestricted Subsidiary (as defined in the Senior Subordinated Notes Indenture), or such Guarantor ceases to be a Subsidiary (as defined in the Senior Subordinated Notes Indenture) of the Borrower, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor or any such designation) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) shall be released and relieved of any obligations under this Agreement and its Note Guarantees upon the assumption provided for in clause (a) of Section 8.02.

          SECTION 8.04. Limitation on Guarantor Liability. For purposes hereof, each Guarantor's liability shall be limited to the lesser of (a) the aggregate amount of the obligations of the Borrower under the Notes and this Agreement and
(b) the amount, if any, which would not have (i) rendered such Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (ii) left such Guarantor with unreasonably small capital at the time its Note Guarantees of the Notes was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Note Guarantees is the amount set forth in clause (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor-in-possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (b) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

          "Agreement" has the meaning specified in the preamble.

          "Borrower" has the meaning specified in the preamble.

          "Business Day" means any day on which commercial banks are open for domestic and international business (including dealings in dollar deposits) in New York City.

          "Common Stock" has the meaning specified in Section 7.01.

          "Congress Loan and Security Agreement" means the Loan and Security Agreement dated December 23, 2002 by and among the Borrower and other borrowers named therein, the guarantors named therein, the lenders named therein and the arranger and the agent named therein.

          "Control" when used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

          "Event of Default" has the meaning specified in Section 5.01.

          "Executive Officer" means any of the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Controller, Chief Administrative Officer, Principal Accounting Officer, Treasurer or General Counsel or any Executive Vice President of the Borrower.

          "Exercise Date" has the meaning specified in Section 7.01.

          "Exercise Period" has the meaning specified in Section 7.01.

          "Exercise Price" has the meaning specified in Section 7.01.

          "Funding Date" has the meaning specified in Section 1.01.

          "Guarantor" has the meanings specified in the preamble.

          "Interest Payment Date" has the meaning specified in Section 2.02.

          "Interest Rate" has the meaning specified in Section 2.01.

          "IPO" means a bona fide underwritten initial public offering of Common Stock of the Parent as a direct result of which at least $50,000,000 of proceeds, net of all investment banking, legal, accounting and other fees and commissions, costs, expenses and taxes paid or payable as a result thereof or in connection with such initial public offering, is received by Parent.

          "Lender" has the meaning specified in the preamble.

          "Loans" has the meaning specified in Section 1.01.

          "Maturity Date" means the fifth anniversary of the Funding Date, or if such day is not a Business Day, the next succeeding day that is a Business Day.

          "Notes" has the meaning specified in Section 1.02.

          "Note Guarantee" has the meaning specified in Section 1.02.

          "Payment Default" has the meaning specified in Section 5.01(e).

          "Parent" has the meaning specified in the preamble.

          "Person" means any individual, partnership, joint venture, corporation, limited liability company, association, trust or any other entity or any government or political subdivision or an agency, department or instrumentality thereof.

          "Prepayment Date" means each of January 16, April 16, July 16 and October 16 of each year.

          "Principal Amount" has the meaning specified in Section 1.01.

          "Record Date" has the meaning specified in Section 7.02.

          "Senior Discount Debentures" means Parent's 13 1/8% Senior Discount Debentures due 2008.

          "Senior Subordinated Notes" has the meaning specified in Section 6.01.

          "Senior Subordinated Notes Indenture" means the Indenture dated as of October 17, 1997 among the Borrower, the guarantors named therein and State Street Bank and Trust Company relating to the Senior Subordinated Notes.

          "Services Agreement" means the Services Agreement, dated as of January 24, 2003, among the Parent, the Borrower, Millard S. Drexler, Inc. and Millard
S. Drexler.

          "Taxes" has the meaning specified in Section 1.10.

          "Termination Event" means a termination of the Services (as defined in the Services Agreement) by the Borrower or the Parent without Cause (as defined in the Services Agreement), or a termination of the Services by Millard S. Drexler or Millard S. Drexler, Inc., in either case, for Good Reason (as defined in the Services Agreement).

          "Tranche A Loan" has the meaning specified in Section 1.01.

          "Tranche A Loan Principal Amount" has the meaning specified in Section 1.01.

          "Tranche A Note" has the meaning specified in Section 1.02.

          "Tranche B Loan" has the meaning specified in Section 1.01.

          "Tranche B Loan Principal Amount" has the meaning specified in Section 1.01.

          "Tranche B Note" has the meaning specified in Section 1.02.

          "Voting Securities" means securities or interests entitling the holder thereof to vote or to designate directors or individuals performing a similar function.

          SECTION 9.02. No Recourse. The obligations of the Borrower hereunder are solely the obligations of the Borrower, and no recourse shall be had for the payment of any sum hereunder against any Affiliate, member, manager, officer, employee, attorney or agent of the Borrower other than as provided in Article VIII or in the Note Guarantees.

          SECTION 9.03. Expenses. The Borrower agrees, in the case of an Event of Default, to pay all reasonable expenses incurred by the Lender in connection with the enforcement of any provision of this Agreement and the collection of the Notes.

          SECTION 9.04. Cumulative Rights and No Waiver. Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

          SECTION 9.05. Notices. Any communication, demand or notice to be given hereunder or with respect to the Notes will be duly given when delivered in writing or sent by tested telex to a party at its address as indicated below.

          A communication, demand or notice given pursuant to this Section 9.05 shall be addressed:

          If to the Lender, at

               TPG-MD Investment, LLC
               c/o Corporation Trust Center
               1209 Orange Street
               Wilmington, County of New Castle, Delaware 19801

          with a copy to:   MDJC LLC
                            c/o Willkie Farr & Gallagher
                            787 Seventh Avenue
                            New York, New York 10019-6099
                            Attention: Stephen Lindo, Esq.
                            Telecopy: 212-728-8111
          with a copy to:       Willkie Farr & Gallagher
                                787 Seventh Avenue
                                New York, New York 10019-6099
                                Attention: Stephen Lindo, Esq.
                                Telecopy: 212-728-8111

          with a copy to:       TPG Bacchus II LLC
                                301 Commerce Street, Suite 3300
                                Fort Worth, Texas 76102
                                Attention: John Viola
                                Telecopy: 817-871-4010

          with a copy to:       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                                New York, New York 10006
                                Attention: Paul J. Shim, Esq.
                                Telecopy: 212-225-3999

          If to the Borrower or to Parent, at

               J. Crew Group, Inc.
               770 Broadway
               New York, New York 10003
               Attention: Chief Financial Officer
               Telephone No.: 212-209-2545

          With a copy to:

               J. Crew Group, Inc.
               770 Broadway
               New York, New York 10003
               Attention: General Counsel
               Telephone No.: 212-209-8254

          SECTION 9.06. Amendments. This Agreement or the terms of any Note may only be amended in a writing executed by the parties hereto (which writing shall, in the case of the Lender, be executed by each member thereof).

          SECTION 9.07. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Parent and the Lender and their respective successors and assigns; provided, however, that (a) the Borrower or the Parent may not assign any of its respective rights or delegate any of its respective obligations hereunder or under the Notes without the prior written consent of the Lender and (b) any assignment by the Lender of its rights or obligations hereunder shall be made only pursuant to a writing signed by each member of the Lender. Any assignment purported to be made in contravention of this Section 9.07 shall be null and void.

          SECTION 9.08. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          SECTION 9.09. Separability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all the counterparts shall together constitute one and the same instrument.

                                      * * *

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                        TPG-MD INVESTMENT, LLC

                                        By: TPG Bacchus II LLC, its Member


                                        By: /s/ Richard A. Ekleberry
                                            ------------------------------------
                                            Name:  Richard A. Ekleberry
                                            Title: Vice President


                                        J. CREW OPERATING CORP.


                                        By: /s/ Scott M. Rosen
                                            ------------------------------------
                                            Name:  Scott M. Rosen
                                            Title: Executive Vice-President and
                                                   Chief Financial Officer


                                        J. CREW GROUP, INC.


                                        By: /s/ Scott M. Rosen
                                            ------------------------------------
                                            Name:  Scott M. Rosen
                                            Title: Executive Vice-President and
                                                   Chief Financial Officer


                                        GRACE HOLMES, INC. d/b/a
                                        J. CREW RETAIL


                                        By: /s/ Scott M. Rosen
                                            ------------------------------------
                                            Name:  Scott M. Rosen
                                            Title: Executive Vice-President and
                                                   Chief Financial Officer


                                        H.F.D. NO 55, INC. d/b/a J. CREW FACTORY


                                        By: /s/ Scott M. Rosen
                                            ------------------------------------
                                            Name:  Scott M. Rosen
                                            Title: Executive Vice-President and
                                                   Chief Financial Officer

                                        J. CREW, INC.


                                        By: /s/ Scott M. Rosen
                                            ------------------------------------
                                            Name:  Scott M. Rosen
                                            Title: Executive Vice-President and
                                                   Chief Financial Officer


                                        J. CREW INTERNATIONAL, INC.


                                        By: /s/ Nick P. Lamberti
                                            ------------------------------------
                                            Name:  Nick P. Lamberti
                                            Title: Vice-President

                                                                       EXHIBIT A

                            [FORM OF TRANCHE A NOTE]

                                      NOTE

                                                                __________, 2003

Principal Amount: $10,000,000.00

          J. CREW OPERATING CORP., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to TPG-MD INVESTMENT, LLC (the "Lender") or its registered assigns, at the office and to an account designated by the Lender, in lawful money of the United States, on the Maturity Date, the principal amount of $10,000,000.00 (Ten million United States dollars). This Note shall bear interest on the unpaid principal amount hereof at the rate set forth in the Agreement. Interest on such unpaid principal amount shall be payable and compound and be capitalized and added to such unpaid principal amount as provided for in the Agreement. Capitalized terms used herein have the same meanings given in the Agreement specified below unless otherwise indicated.

          The Borrower shall maintain a register where the Note is registered as to both the principal and any stated interest on the Note and such principal and stated interest shall be paid only to the registered holder of the Note. The transfer of the Notes may be effected only by the surrender of the Notes to the Borrower and either the reissuance by the Borrower of the Notes to the new holder or the issuance by the Borrower of a new note to the new holder.

          Except as provided in the Agreement, the Borrower waives presentment, demand, protest or other notice of any kind.

          The payment of the Loan evidenced by this Note is subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in the Senior Subordinated Notes Indenture), whether outstanding on the date hereof or hereafter incurred, assumed or guaranteed, on the same terms and to the same extent as the Senior Subordinated Notes and ranks and will rank at all times pari passu with the Senior Subordinated Notes.

          This Note is the Note referred to in a Credit Agreement dated even date herewith by and among the Lender, the Borrower, the Parent and the Guarantors named therein (the "Agreement"), and is entitled to the benefits provided therein, including, without limitation, the Exchange Right described therein. This Note is subject to prepayment in whole but not in part and the maturity of this Note is subject to acceleration upon the terms provided for in the Agreement.

                                                J. CREW OPERATING CORP.


                                                By: ___________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT B

                            [FORM OF TRANCHE B NOTE]

                                      NOTE

                                                                __________, 2003

Principal Amount: $10,000,000.00

          J. CREW OPERATING CORP., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to TPG-MD INVESTMENT, LLC (the "Lender") or its registered assigns, at the office and to an account designated by the Lender, in lawful money of the United States, on the Maturity Date, the principal amount of $10,000,000.00 (Ten million United States dollars). This Note shall bear interest on the unpaid principal amount hereof at the rate set forth in the Agreement. Interest on such unpaid principal amount shall be payable and compound and be capitalized and added to such unpaid principal amount as provided for in the Agreement. Capitalized terms used herein have the same meanings given in the Agreement specified below unless otherwise indicated.

          The Borrower shall maintain a register where the Note is registered as to both the principal and any stated interest on the Note and such principal and stated interest shall be paid only to the registered holder of the Note. The transfer of the Notes may be effected only by the surrender of the Notes to the Borrower and either the reissuance by the Borrower of the Notes to the new holder or the issuance by the Borrower of a new note to the new holder.

          Except as provided in the Agreement, the Borrower waives presentment, demand, protest or other notice of any kind.

          The payment of the Loan evidenced by this Note is subordinated in right of payment to the prior payment in full of all Senior Debt (as defined in the Senior Subordinated Notes Indenture), whether outstanding on the date hereof or hereafter incurred, assumed or guaranteed, on the same terms and to the same extent as the Senior Subordinated Notes and ranks and will rank at all times pari passu with the Senior Subordinated Notes.

          This Note is the Note referred to in a Credit Agreement dated even date herewith by and among the Lender, the Borrower, the Parent and the Guarantors named therein (the "Agreement"), and is entitled to the benefits provided therein, including, without limitation, the Exchange Right described therein. This Note is subject to prepayment in whole but not in part and the maturity of this Note is subject to acceleration upon the terms provided for in the Agreement.

                                                J. CREW OPERATING CORP.


                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT C

                                 NOTE GUARANTEE

          Each of the undersigned Guarantors hereby, jointly and severally, unconditionally guarantees to the Lender and its successors and assigns, irrespective of the validity and enforceability of the Credit Agreement dated even date herewith by and among the Borrower, the Lender and the Parent (the "Agreement"), the Notes and the obligations of the Borrower hereunder and thereunder, that: (a) the principal of and the interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on any interest, if any, on the Notes, and all other payment obligations of the Borrower to the Lender hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise.

          An Event of Default under the Agreement or the Notes shall constitute an event of default under this Note Guarantee, and shall entitle the Lender to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Borrower.

          THE TERMS OF ARTICLE VIII OF THE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Agreement unless otherwise indicated.

Dated:

                                                GRACE HOLMES, INC. d/b/a
                                                J. CREW RETAIL


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                H.F.D. NO 55, INC. d/b/a J. CREW
                                                FACTORY


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                                J. CREW, INC.


                                                By:_____________________________
                                                   Name:
                                                   Title:


                                                J. CREW INTERNATIONAL, INC.


                                                By:_____________________________
                                                   Name:
                                                   Title:

                                  SCHEDULE 2.01

          Date of Termination                                      EBITDA
          -------------------                                      ------
Funding Date to January 31, 2004                               $          0
February 1, 2004 to January 31, 2005                           $ 41,100,000
February 1, 2005 to January 31, 2006                           $ 90,300,000
February 1, 2006 to January 31, 2007                           $115,800,000
February 1, 2007 to the Maturity Date                          $146,300,000

                                        1